                                                                     EXHIBIT 21



                              LIST OF SUBSIDIARIES



                                                                                STATE OR OTHER
                                                                                JURISDICTION OF
NAME                                                                             INCORPORATION
----                                                                            ---------------
Printronix Nederland B.V.                                                       The Netherlands

Printronix Latinoamericana, S.A. de C.V.                                        Mexico

Printronix Foreign Sales Corporation B.V.                                       The Netherlands

Printronix GmbH                                                                 West Germany

Printronix A.G.                                                                 Switzerland

Printronix Limited                                                              Cayman Islands

Printronix Luxembourg S.a.r.l.                                                  Luxembourg

Printronix France S.a.r.l.                                                      France

Printronix Singapore P.T.E. Ltd.                                                Singapore

Printronix Asia P.T.E. Ltd.                                                     Singapore

Printronix Shenzhen P.T.E. Ltd.                                                 China

RJS Systems International                                                       California